EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”), dated as of August 29, 2025 (the “Effective Date”), is entered into by and among Patriot National Bancorp, Inc., a Connecticut corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

A.          The Company and each Purchaser have executed the Stock Purchase Agreement in which Stock Purchase Agreement is being held in escrow and is not deemed to be delivered and only becomes effective on the Closing of the Offering and filing of the Registration Statement..

B.          Subject to the terms and conditions set forth in this Agreement, each Purchaser, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement (the “Offering”), certain equity securities of the Company, consisting of:

(a)

that number of shares of voting common stock, par value $0.01 per share, of the Company (the “Voting Common Stock”) at $1.25 per share, set forth below such Purchaser’s name on the signature page of this Agreement, and/or

(b)

that number of shares of non-voting common stock, par value $0.01 per share, of the Company (the “Non-Voting Common Stock”, and collectively with the Non-Voting Common Stock the “Common Stock”) set forth below such Purchaser’s name on the signature page of this Agreement at a price of $1.25 per share.

The Voting Common Stock and the Non-Voting Voting Common Stock are collectively referred herein to as the “Shares” or the “Securities.”

C.          The Securities are not being offered in combination or as a unit and Purchaser may elect to purchase either one or both of the Securities, subject to the approval of the Company, as set forth on the Purchaser’s signature page to this Agreement.

D.          No Purchaser shall be entitled to purchase the Securities issuable at Closing that would cause such Purchaser (including its Affiliates or any other Persons with which it is acting in concert or whose holdings would otherwise be required to be aggregated for purposes of the BHC Act or the CIBC Act (each as defined below), to acquire, or to obtain the right to acquire, more than 9.99% of the outstanding Shares or the voting securities of the Company (including Voting Common Stock issuable upon conversion of Series A preferred stock, no par value per share, of the Company (“Series A Preferred Stock”)) or such amount of the voting Securities and/or nonvoting securities of the Company (including Non-Voting Common Stock issuable upon conversion of Series A Preferred Stock) that would constitute “control” under the BHC Act or the CIBC Act on a post transaction basis that assumes that such Closing shall have occurred (the “Non-Control Conditions”).

E.          Prior to the Closing of the Offering and in connection therewith, the Voting Common Stock, including Voting Common Stock that Non-Voting Common Stock may be converted into or exchanged for, will be registered for sale under the Securities Act pursuant to a Form S-3 registered direct offering prospectus supplement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:

1.	DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Aggregate Purchase Price” means the sum of the Aggregate Voting Common Stock Purchase Price and the Aggregate Non-Voting Common Stock Purchase Price set forth below such Purchaser’s name on the signature page hereto to be paid for the Securities purchased hereunder in US Dollars and in immediately available funds.

“Aggregate Non-Voting Common Stock Purchase Price” means Non-Voting Common Stock Purchase Price times the number of shares of Non-Voting Common Stock to be issued;

“Aggregate Voting Common Stock Purchase Price” means Voting Common Stock Purchase Price times the number of shares of Voting Common Stock to be issued;

“Bank” means Patriot Bank, N.A., a wholly owned Subsidiary of the Company.

“BHC Act” means the Bank Holding Company Act of 1956, as amended.

“CIBC Act” means the Change in Bank Control Act of 1978.

“Closing” means the closing of the purchase and sale of the Shares on the Closing Date pursuant to Section 2.1 of this Agreement.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Aggregate Purchase Price and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived, but in no event later than the third (3rd) Trading Day following the date hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” means U.S. generally accepted accounting principles consistently applied.

“Governmental Entity” means any national, federal, state, county, municipal, local or foreign government, or any political subdivision, court, body, agency or regulatory authority thereof, and any person exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to any of the foregoing.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall mean (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the business, assets, prospects, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document; provided, however, that clause (ii) shall not include the impact of (A) changes in banking and similar laws of general applicability or interpretations thereof by any applicable Governmental Entity, (B) changes in GAAP or regulatory accounting requirements applicable to banks and their holding companies generally, (C) changes in general economic conditions, including interest rates, affecting banks generally, (D) the effects of any action or omission taken by the Company or the Bank expressly required by this Agreement or taken with the prior written consent of any Purchaser, or (E) the public disclosure of this Agreement or the transactions contemplated hereby, except, with respect to clauses (A), (B) and (C), to the extent that the effect of such changes has a disproportionate impact on the Company and the Subsidiaries, taken as a whole, relative to other similarly situated banks and their holding companies generally.

“Non-Voting Common Stock Purchase Price” means $1.25 per share.

“Person” means an individual, firm, corporation (including any non-profit corporation), partnership, limited liability company, joint venture, association, trust, Governmental Entity or other entity or organization.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading.

“Proceeding” means an action, claim, suit, investigation, or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Price” means the collective reference to the Voting Common Stock Purchase Price for the Voting Common Stock and the Non-Voting Stock Purchase Price for the Non-Voting Common Stock.

“Purchaser Questionnaire” means the Accredited Investor Questionnaire in the form of Exhibit A attached hereto to be completed, executed and delivered to the Company by each Purchaser together with this Agreement.

“Registrable Securities” means the Voting Common Stock and the Warrant Shares to the extent convertible to the extent convertible into Voting Common Stock.

“Registration Statement” means a Form S-3 prospectus supplement filed with the SEC prior to the Closing of the Offering meeting the requirements set forth in this Agreement and covering a registered direct offering by the Company of the Registrable Securities. .

“SEC” means the U.S. Securities and Exchange Commission.

“Subsidiary” means any entity the Company wholly owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE Amex, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, or the OTC Markets on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement and any other documents or agreements executed and delivered by the Company to the Purchasers in connection with the transactions contemplated hereunder.

“Transfer Agent” means Computershare Trust Company, N.A. or any successor transfer agent for the Company.

“Voting Common Stock Purchase Price” means $1.25 per share.

2.	PURCHASE AND SALE

2.1 Closing.

(a) At the Closing, upon the terms set forth herein, the Company hereby agrees to issue and sell to each Purchaser, and such Purchaser, severally and not jointly, agrees to purchase from the Company the number of Shares set forth below such Purchaser’s name on the signature page of this Agreement at the Aggregate Purchase Price.

(b) The Closing shall occur at 10:00 a.m. (New York City Time) on the Closing Date or such other time and location as the parties shall mutually agree.

2.2 Deliverables; Closing Conditions.

(a) At the Closing, the Company shall deliver, or cause to be delivered to each Purchaser, or if any Purchaser otherwise instructs in writing, to such Purchaser’s designee as set forth on the signature page hereto, evidence of the issuance of the Shares purchased by such Purchaser. Such delivery shall be against payment of the applicable Aggregate Purchase Price therefor by each Purchaser or by its designee by wire transfer of immediately available funds to the Company in accordance with the Company’s written wiring instructions.

(b) The respective obligations of the Company, on the one hand, and the Purchasers, on the other hand, hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects on the Closing Date of the representations and warranties contained herein (in each case, unless made as of a specified date therein, in which case they shall be accurate in all material respects as of such date) of the Company (with respect to the obligations of the Purchasers) and the representations and warranties contained herein of the Purchasers (with respect to the obligations of the Company);

(ii)

(1) all obligations, covenants and agreements of the Company (with respect to the obligations of the Purchasers) and the Purchasers (with respect to the obligations of the Company) required to be performed at or prior to the Closing Date shall have been performed in all material respects;

(2) the Company and the Purchaser shall have executed and delivered this Agreement to each other and the Purchaser shall have executed and delivered to the Company the Purchaser Questionnaire;

(3) (with respect to the obligations of the Purchasers only) the Company shall have delivered or caused to be delivered to each Purchaser a Form 8-K and a form of Registration Statement to be filed with the SEC prior to the Closing of the Offering;

(4) (with respect to the obligations of the Purchasers only) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(5) (with respect to the obligations of the Purchasers only) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the SEC or the Company’s Principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any trading market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Shares at the Closing.

3.	REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company represents and warrants to each Purchaser as follows:

(a) Organization; Authority. Each of the Company and the Bank has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business, and to execute and deliver this Agreement and each of the other Transaction Documents and to consummate the transactions contemplated hereby and thereby. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification.

(b) Authorizations; Enforceability.

(i) This Agreement has been duly authorized, executed and delivered by the Company. No further action is required by the Company, its board of directors or the Company’s shareholders in connection with the transactions contemplated by this Agreement and the other Transaction Documents. This Agreement and each other Transaction Document to which it is a party constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(ii) The Securities have been duly and validly authorized and, when issued and delivered to and paid for by the Purchasers pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.

(c) Neither the Company nor any of its Subsidiaries is or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act.

(d) Neither the Company or any of its Subsidiaries nor any other person makes or has made any representation or warranty to any Purchaser or any of its Affiliates or representatives, except for the representations and warranties made by the Company in Section 3.1, including with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to the Company, the Bank or any of the Company’s other Subsidiaries or their respective businesses or (ii) any oral or written information presented to any Purchaser or any of its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

3.2 Representations, Warranties and Covenants of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants to the Company as follows:

(a) Organization; Authority. If such Purchaser is an entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership, limited liability company or other power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. If such Purchaser is an entity, the execution and delivery of this Agreement and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser, and no further approval or authorization by any of such persons, as the case may be, is required. This Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b) No Conflicts. The execution, delivery, and performance by such Purchaser of this Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights, or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

(c) Investment Intent. The Purchaser is acquiring the Securities as principal for his or its own account and not with a view to, or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Securities for any minimum period of time and reserves the right at all times to sell or otherwise dispose of all or any part of such Securities, other than pursuant to the effective Registration Statement under Securities Act, if any, or under an exemption from such registration and in compliance with applicable federal and state securities laws. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not presently have any agreement, plan, or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Securities (or any securities which are derivatives thereof) to or through any person or entity. Such Purchaser is not a registered broker dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker dealer.

(d) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Purchaser has provided the information in the Purchaser Questionnaire attached hereto as Exhibit A, and the information contained therein is complete and accurate as of the date thereof, as of the date hereof, and as of the Closing Date.

(e) Residency. Such Purchaser’s office in which its investment decision with respect to the Securities was made is located at the address for such Purchaser set forth under such Purchaser’s name on the signature page hereof.

(f) Experience of Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities and has so evaluated the merits and risks of such investment. Such Purchaser is capable of protecting its own interests in connection with this investment and has experience as an investor in securities of companies like the Company. Such Purchaser is able to hold the Securities indefinitely if required, is able to bear the economic risk of an investment in the Securities, and, at the present time, is able to afford a complete loss of such investment. Further, Purchaser understands that no representation is being made as to the future trading value or trading volume of the Securities.

(g) Access to Information. Such Purchaser is sufficiently aware of the Company’s business affairs and financial condition to reach an informed and knowledgeable decision to acquire the Securities. Such Purchaser acknowledges that it has had the opportunity to review the Company’s filings with the SEC and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, management and representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities and any such questions have been answered to such Purchaser’s reasonable satisfaction; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management, and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. The Purchaser has received all information it deems appropriate for assessing the risk of an investment in the Securities. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the representations and warranties contained in the Transaction Documents. Purchaser acknowledges that the Company has not made any representation, express or implied, with respect to the accuracy, completeness, or adequacy of any available information except that the Company has made the express representations and warranties contained in Section 3.1 of this Agreement,

(h) Independent Investment Decision. Such Purchaser has independently evaluated the merits of its decision to invest in the Securities pursuant to the Transaction Documents, and such Purchaser confirms that it has not relied on the advice of the Company (or any of its agents, counsel, or Affiliates) or any other Purchaser or other Purchaser’s business and/or legal counsel in making such decision. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the investment in the Securities constitutes legal, regulatory, tax, or investment advice. Such Purchaser has consulted such legal, tax, and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its investment in the Securities. Such Purchaser has not relied on the business, legal, or regulatory advice of the Company’s agents, counsel, or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Purchaser in connection with the transactions contemplated by the Transaction Documents.

(i) Reliance on Information. Such Purchaser understands that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements, and understandings of such Purchaser set forth herein in order to determine the eligibility of such Purchaser to acquire the Securities.

(j) No Governmental Review. Such Purchaser understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities. Such Purchaser understands that the Securities are not savings accounts, deposits or other obligations of any bank and are not insured by the Federal Deposit Insurance Corporation (the “FDIC”), including the FDIC’s Deposit Insurance Fund, or any other governmental entity.

(k) Trading. Such Purchaser acknowledges that there is a limited trading market for the Common Stock.

(l) Knowledge as to Conditions. Such Purchaser does not know of any reason why any regulatory approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices required or otherwise a condition to the consummation by it of the transactions contemplated by this Agreement will not be obtained, solely with respect to facts or circumstances related to such Purchaser.

(m) Reliance. The Company will be entitled to rely upon this Agreement and is irrevocably authorized to produce this Agreement or a copy hereof to (i) any Governmental Entity having jurisdiction over the Company and its Affiliates, and (ii) any interested party in any Proceeding with respect to the matters covered hereby, in each case, to the extent required by any Governmental Entity to which the Company is subject, provided that the Company provides the Purchaser with prior written notice of such disclosure to the extent practicable and allowed by applicable law.

(n) Certain Fees. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest, or claim against or upon the Company, any Subsidiary of the Company, or any Purchaser for any commission, fee, or other compensation pursuant to any agreement, arrangement, or understanding entered into by or on behalf of such Purchaser.

(o) No General Solicitation. Such Purchaser is not investing in the Securities as a result of any advertisement, article, notice, or other communication regarding the Securities, whether submitted to Purchaser by the Company prior to the Closing, or published in any newspaper, magazine, or similar media or broadcast over television or radio or presented at any seminar or any other form of “general solicitation” or “general advertising” (as such terms are used in Regulation D).

(p) No Agreements. Such Purchaser has not entered into any agreements with shareholders of the Company or other subscribers (i) for the purpose of controlling the Company or any Subsidiary or (ii) regarding voting or transferring Purchaser’s interest in the Company.

(p) Antitrust and Other Consents, Filings, Etc. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Entity or authority or any other person or entity in respect of any law or regulation is necessary or required to be obtained or made by such Purchaser, and no lapse of a waiting period under law applicable to such Purchaser is necessary or required, in each case in connection with the execution, delivery, or performance by such Purchaser of this Agreement or the investment in the Securities contemplated hereby, other than passivity or anti-association commitments or other documentation that may be required by the Federal Reserve or other federal or state banking authority and except for such schedules or statements required to be filed with the SEC pursuant to Regulation 13D-G of the Exchange Act.

(q) Financial Capability. At the Closing, such Purchaser shall have available funds necessary to consummate the Closing on the terms and conditions contemplated by this Agreement.

(r) Regulation M. Such Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Securities and other activities with respect to the Securities by the Purchasers.

(s) Beneficial Ownership. The purchase by such Purchaser of the Securities issuable to it at the Closing will not result in such Purchaser (including its Affiliates or any other Persons with which it is acting in concert or whose holdings would otherwise be required to be aggregated for purposes of the BHC Act or the CIBC Act) acquiring, or obtaining the right to acquire, more than 9.99% of the outstanding shares of Common Stock or the voting securities of the Company or such amount of the voting securities and/or nonvoting securities of the Company that would constitute “control” under the BHC Act or the CIBC Act on a post transaction basis that assumes that such Closing shall have occurred. Such Purchaser does not presently intend to, alone or together with others, make a public filing with the SEC to disclose that it has (or that it together with such other Persons have) acquired, or obtained the right to acquire, as a result of such Closing (when added to any other securities of the Company that it or they then own or have the right to acquire), more than 9.99% of the outstanding shares of Common Stock or the voting securities of Company or such amount of the voting securities and/or nonvoting securities of the Company that would constitute “control” under the BHC Act or the CIBC Act of the Company on a post transaction basis that assumes that such Closing shall have occurred.

(t) Avoidance of Control. Notwithstanding anything to the contrary in this Agreement, no Purchaser (together with its Affiliates (as such term is used under the BHC Act)) shall have the ability to purchase or exercise any voting rights of any securities in excess of 9.99% of the outstanding shares of any class of voting securities of the Company. In the event any Purchaser breaches its obligations under this Section 3,2(t), or believes that it is reasonably likely to breach such an obligation, it shall promptly notify the Company and shall cooperate in good faith to promptly modify any ownership or make other arrangements or take any other action, in each case, as is necessary to cure or avoid such breach.

(u) Confidentiality and Non-Disparagement. Purchaser agrees to keep all communications with the Company and its officers and directors as confidential and while Purchaser continues to own any Securities purchased hereunder agrees not to disparage the Company or any of its officers, directors, or employees.

(v) No Other Representation. Such Purchaser has not made and does not make any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

4.	OTHER AGREEMENTS OF THE PARTIES

4.1 Reservation of Common Stock. As of the date hereof, the Company has reserved a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Shares.

4.2 Listing of Common Stock. The Company hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Voting Common Stock on the Principal Trading Market, and concurrently with the Closing, the Company shall submit all applicable documents to the Principal Trading Market to list or quote all of the Voting Common Stock on such Principal Trading Market.

4.3 Use of Proceeds. The Company intends to use the net proceeds from the sale of the Shares for general corporate purposes, which may include capital expenditures, working capital and general and administrative expenses.

5.	MISCELLANEOUS

5.1 Termination. This Agreement may be terminated and the sale and purchase of the Shares abandoned at any time prior to the Closing: (i) by mutual written agreement of the Company and any Purchaser (with respect to itself only); (ii) by the Company or any Purchaser, upon written notice to the other parties, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable; (iii) by any Purchaser (with respect to itself only), upon written notice to the Company, if (A) there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation or warranty shall have become untrue after the date of this Agreement, in each case such that a closing condition in Section 2.2(b) would not be satisfied; (iv) by the Company (with respect to a Purchaser), upon written notice to such Purchaser, if there has been a breach of any representation, warranty, covenant or agreement made by such Purchaser in this Agreement, or any such representation or warranty shall have become untrue after the date of this Agreement, in each case such that a closing condition in Section 2.2(b) would not be satisfied. In the event of a termination pursuant to this Section 5.1, the Company shall promptly notify all non-terminating Purchasers.

5.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Notwithstanding the foregoing, the Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of evidence of the issuance of any Shares to the Purchasers.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such subject matter, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via e-mail (provided the sender receives e-mail notification or confirmation of receipt of an e-mail transmission) at the e-mail address specified in this Section 5.4 prior to 5:00 p.m., Eastern time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via e-mail at the e-mail address specified in this Section 5.4 on a day that is not a Trading Day or later than 5:00 p.m., Eastern time, on any Trading Day, (c) if sent by U.S. nationally recognized overnight courier service with next day delivery specified (receipt requested) the Trading Day following delivery to such courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Patriot National Bancorp, Inc.
900 Bedford Street
Stamford, CT 06901
Attention: Steven Sugarman
Email: LegalNotices@bankpatriot.com

With a copy to:	Michelman & Robinson, LLP
10880 Wilshire Blvd., 19th floor
Los Angeles, CA 90024
Attention: Sanford L. Michelman, Esq.
Email: smichelman@mrllp.com

If to a Purchaser:	To the address set forth under such Purchaser’s name on the signature page hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

5.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers of a majority in interest of the Shares (or prior to the Closing, the Company and each Purchaser) or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser. Any amendment effected in accordance with this Section 5.5 shall be binding upon each Purchaser and holder of Securities and the Company.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Shares, provided that such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions of the Transaction Documents that apply to the Purchasers.

5.8 Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the internal Laws of the State of New York, without regard to the principles of conflicts of laws thereof. Each party agrees that all Proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall occur, on an exclusive basis, in the state or federal courts located in the City, County and State of New York (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by Law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.10 Waiver of Fiduciary Obligations; Informed Consent. By executing this Agreement, each Purchaser does hereby:

(a)

acknowledge and understand that Steven Sugarman who is the President of the Company, a member of the Board of Directors of the Company and a significant stockholder of the Company is also an “Of Counsel” attorney at Michelman & Robinson, LLP (“M&R”), the law firm that has acted as legal counsel to the Company in the transactions contemplated by this Agreement, and Mr. Sugarman has not acted nor is acting as an attorney in connection with such transaction and none of his communications with any Purchaser should be construed as legal advice;

(b)	acknowledge and understand that actual or potential conflicts of interest may exist or arise by reason of Mr. Sugarman also serving as an officer of the Company and/or member of the Board;

(c)

acknowledge and agree that Mr. Sugarman in his capacity as an officer of the Company and/or member of the Board does not owe any fiduciary or other duty to the Purchasers, other than such non-waivable fiduciary duties imposed upon directors and officers under the laws of the State of Connecticut and applicable banking laws and regulations;

(d)

waive any actual or potential conflicts of interest in connection with M&R acting as legal counsel to the Company in connection with the transactions contemplated by this Agreement and by their execution of this Agreement give their informed written consent to the foregoing acknowledgements in this Agreement; and

(e)

acknowledge and understand that each such Purchaser is encouraged to seek independent legal counsel to review the terms of the transaction contemplated by this Agreement and ensure that such Purchaser’s interests are protected. By his, her or its signature hereto, each such Purchaser acknowledges the fact that such Purchaser has consulted, or has had the opportunity to consult, with the legal counsel of his, her or its choice prior to his, her or its execution of this Agreement.

5.11 Concurrent Separate Private Placement of Warrants. Concurrent with and separate from this Offering, the Company has offered for sale to certain investors, in a private placement pursuant to Rule 506(b) of Regulation D, a three-year warrant entitling the holder to purchase shares of Non-Voting Common Stock or, subject to compliance with the Non-Control Conditions, Voting Common Stock. Subject to the Non-Control Conditions, any Non-Voting Common Stock issued upon exercise of such warrants may be exchanged for an equal number of shares of Voting Common Stock. The proceeds from such sale shall be used for general corporate purposes, which may include capital expenditures, working capital and general and administrative expenses.

5.12 Confidential Supervisory Information. Notwithstanding any other provision of this Agreement, no disclosure, representation or warranty shall be made (or other action taken) pursuant to this Agreement that would involve the disclosure of confidential supervisory information (including “confidential supervisory information” as defined in 12 C.F.R. § 261.2(b), “non-public OCC information” as defined in 12 C.F.R. § 4.32(b) and “exempt information” as defined in 12 C.F.R. § 309.5(g)) of a Governmental Entity by any party to this Agreement to the extent prohibited by applicable law. To the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of the preceding sentence apply.

5.13 Survival. The representations and warranties of the Purchasers contained herein shall survive the Closing, and the delivery of the Shares.

5.14 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature on this Agreement is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a legally valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.15 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.16 Replacement of Securities. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity or bond, if requested. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Shares.

5.17 Remedies. Each of the Purchasers and the Company shall be entitled to exercise all rights provided herein or granted by law, including recovery of damages, for any breach of the Transaction Documents.

5.18 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the Effective Date.

PATRIOT NATIONAL BANCORP, INC.

By:
Name:
Title:

Wire instructions for funds:
Account name: Patriot National Bancorp Inc FBO Investors
Account number: 890314206
Routing number: 021112935
Bank Address:
Patriot Bank, NA
900 Bedford Street
Stamford, CT 06901
Additional information: [INSERT PURCHASER’S NAME]

NAME OF PURCHASER:

By:
Name:
Title:

Aggregate Voting Common Stock Purchase Price: $
Aggregate Non-Voting Common Stock Purchase Price: $

Aggregate Number of shares of Common Stock to be Acquired at Closing:

Voting:	Non-Voting:

Tax ID No.:

Address for Notice:

Telephone Number:

E-mail

Address:

Attention:

Broker Name:

Broker’s DTC Participant #:

Account #

Account Name:

Name and Tel. No. of Broker’s Representative:

[Signature Page to Patriot National Bancorp Inc. Securities Purchase Agreement]

Exhibit A

Form of Purchaser Accredited Investor Questionnaire